EXHIBIT 3.1
                                                         <Stamped: DKT 9872
                                                                   PAGE 639

                                                           Dock 068 Page 313>


                          ARTICLES OF INCORPORATION
                                      of
                      RED ROCK MINING CO., INCORPORATED

     Know all men by these presents: That we, the undersigned, having associated ourselves together for the purpose of forming a corporation under and by virtue of the laws of the State of Arizona, hereby adopt the following Articles of Incorporation:

     ARTICLE I. Name. The name of this corporation is Red Rock Mining Co., Incorporated, and this corporation is organized under the laws of the State of Arizona.

     ARTICLE II. Principal Place of Business. The principal place of business of this corporation is Nogales, Santa Cruz County, Arizona, but the corporation may have such other offices or places of business within or without the State of Arizona and anyplace in the world as may from time to time be established by the Board of Directors of the corporation.

     ARTICLE III. General Nature of Business (Objects and Purposes). The general nature of the business and the objects and purposes for which this corporation is established shall be

          (a) To purchase, locate, lease, or otherwise acquire, mines, mining claims, mining rights, and lands and any interest therein, and explore, work, exercise, develop, and turn to account the same; to quarry, mine, smelt, refine, dress, amalgamate, and prepare for market, ore metal and mineral substances of all kinds, and to carry on any other operations or business which may seem necessary, convenient, or incidental to any of the objects of the company; to buy, sell, manufacture, and deal in minerals, plants, machinery, implements, conveniences, provisions, and things capable of being used in connection with the mining or other operations of this corporation, or required by workmen and others employed by the company; to construct, carry out, maintain, improve, manage, work, control, and superintend, any roads, ways, railways, bridges, reservoirs, watercourses, aqueducts, wharves, furnaces, mills, crushing works, hydraulic works, factories, warehouses, and other works and conveniences which may seem necessary, convenient, or incidental to any object of the company and to contribute to subsidize, or otherwise aid or take part in any such operations.

          (b) To engage in any business venture of any kind, whether by direct action through this corporation or by contract with other corporations, partnerships or persons in which the Board of Directors in its sole and absolute discretion deems will be advantageous to this corporation.

          (c) To acquire by purchase or lease, or otherwise, lands, interests in lands and any and all kinds of real and personal property, and to own, hold, improve, develop, manage, sell or otherwise dispose of same.

          (d) To buy, sell, manufacture, distribute and generally deal in all classes of goods, wares, merchandise and articles of trade and personal property, and to carry on and conduct business in the United States, or elsewhere, as factors, agents, commission merchants, dealers or merchants to buy, sell, distribute or deal, at wholesale, merchandise, goods, wares, products, personal property and commodities of any sort, kind or description.

          (e) To do any and all things herein set forth as objects, purposes, powers or otherwise, either alone or in conjunction with others.

          (f) To have one or more offices and conduct business in any state, territory, district of the United States or foreign country.

          (g) To invest in, or purchase, or otherwise acquire stock of other corporations, to form subsidiary corporations, to form and enter into partnerships, limited partnerships or joint ventures with other corporations, partnerships or persons.

          (h) To mortgage, sell, lease or otherwise dispose of, or enter into any contracts in connection with any lands, or interests in lands, and in buildings or other structures and any stores, shops, rooms, or parts of any buildings, or other improvements at any time owned or held by the corporation.

          (i) To make, enter into, perform and carry out contracts of every kind for any lawful purpose, without limit as to amount, with any person, firm, association, corporation, government or governmental agency, instrumentality, branch or subdivision.

          (j) To act as agent, trustee, broker or in any other fiduciary capacity.

          (k) To borrow money and to issue bonds, debentures, notes, contracts and other evidence of indebtedness or obligation, and from time to time for any lawful purpose to mortgage, pledge and otherwise charge any or all of its properties, property rights, privileges and assets to secure the payment thereof. The objects and purposes hereinabove enumerated shall be construed both as objects and as objects and powers of the corporation, but shall not be deemed to be exclusive, and it is hereby expressly declared that all lawful powers granted by the laws of the State of Arizona, or any state in which this corporation may transact business or be licensed, not inconsistent herewith, are hereby included and this corporation is specifically given the right to do any and all the things herein set forth to the extent as natural persons might or could do.

     ARTICLE IV. Capital Stock. The authorized capital stock of the corporation shall be $100,000.00, divided into 1,000 shares of common stock of a par value of $100.00 per share. All stock shall be paid for at such times as the Board of Directors may from time to time determine, but at all events prior to issuance thereof. All or any portion of the capital stock may be issued in payment for real or personal, corporeal or incorporeal property, services or any other right recognized at law or thing of value, and when so issued shall be and become fully paid and non-assessable, the same as if paid for in cash. The Board of Directors shall be the sole judge of value of any property, right or thing acquired by the corporation in exchange for capital stock. No stockholder shall have pre-emptive rights as to any stock now or hereafter authorized to be issued, but the issuance of stock shall be at the sole discretion of the Board of Directors.

     ARTICLE V. Incorporators. The names, residence, and post office addressed of the incorporators are as follows:

               Harry P. Mathieson, 3042 No. Federal Highway,
                    Fort Lauderdale, Florida.
               Frank R. Cheatham,
               Hazel L. Cheatham,

     ARTICLE VI. Time of Commencement. The time of commencement of this corporation shall be the day these articles are filed and recorded and the termination thereof shall be 25 years thereafter, with the privilege of successive renewal as provided by law so as to achieve perpetual succession.

     ARTICLE VII. Conduct of Affairs. The affairs of this corporation shall be conducted by a Board of Directors and such officers as the said directors may from time to time appoint. The number of directors shall be designated by the Bylaws and such number shall not be smaller than two nor greater than seven. The directors need not be stockholders. The following named persons shall constitute the first Board of Directors:

               Harry P. Mathieson
               Frank R. Cheatham

Thereafter the Board shall be elected at the regular annual meeting of the stockholders which shall be held at Nogales, Arizona, or at such other place within the State of Arizona as shall be determined by the Board of Directors, on the second Monday of January of each year, commencing with the year 1967, unless said day be a legal holiday, in which event the annual meeting of the stockholders shall be held on the next succeeding business day.

     ARTICLE VIII. Indebtedness. The highest amount of indebtedness or liability, direct or contingent, to which the corporation is to at any time subject itself is two-thirds of the authorized capital of this corporation or any greater sum which may hereafter be permitted or provided by law.

     ARTICLE IX. Exemption of Private Property. Private property of the incorporators, stockholders, directors and officers of the corporation shall be forever exempt from its debts and obligations, and no share of stock of any class shall ever be subject to assessment or levy of any kind or character.

     ARTICLE X. Statutory Agent. E. Leigh Larson, whose address is 513 Morley Avenue, Nogales, Arizona, a bona fide resident of the State of Arizona for the period of three years immediately preceding the date hereof, is hereby appointed the agent of the corporation, upon whom all notices and processes, including service of summons may be served, and the service upon such agent shall be lawful personal service on the corporation. This appointment may be revoked at any time by the filing of the appointment of another agent such as provided by law.

     IN WITNESS WHEREOF, we, the undersigned, have hereunto set our hands this
16th   day of  May, 1966.



                               /s/ Harry P. Mathieson
                                ---------------------------



                               /s/ Frank R. Cheatham
                                ---------------------------



                               /s/ Hazel L. Cheatham
                                ---------------------------


STATE OF ARIZONA         )
                         : ss.
COUNTY OF SANTA CRUZ     )

     On this the 16th day of May, 1966, before me the undersigned Notary Public, personally appeared Harry P. Mathieson, known to me (or satisfactorily proven) to be the person whose name is signed to the foregoing instrument, and acknowledged that he executed the same for the purposes therein contained.

     WITNESS my hand and official seal.




                               /s/ Laura De La Orsa
                                 ---------------------------
                                   Notary Public

My commission expires:

  December 9, 1969
------------------------


STATE OF ARIZONA         )
                         : ss.
COUNTY OF SANTA CRUZ     )

     On this the 16th day of May, 1966, before me the undersigned Notary Public, personally appeared Frank P. Cheatham and Hazel L. Cheatham, known to me (or satisfactorily proven) to be the person whose name is signed to the foregoing instrument, and acknowledged that they executed the same for the purposes therein contained.

     WITNESS my hand and official seal.



                               /s/ Laura De La Orsa
                              -----------------------------
                                   Notary Public
My commission expires:

  December 9, 1969
-----------------------

                               STATE OF ARIZONA
                            Corporation Commission

<Seal of The Arizona
Corporation Commission
appears here>

   To all Whom These Presents shall Come, Greetings:

     I, George S. Livermore, Secretary of the Arizona Corporation Commission, do hereby certify that the annexed is a true and complete copy of the ARTICLES OF INCORPORATION of RED ROCK MINING CO., INCORPORATED

which was filed in the office of the Arizona Corporation Commission on the 27th day of May, 1966, as provided by law.

    IN WITNESS WHEREOF, I have hereunto set may hand and affixed the official seal of the Arizona Corporation Commission, at the Capital, in the City of Phoenix, this 27 day of May, A.D. 1966.

/s/ George S. Livermore
-----------------------
Secretary